Execution Version

PURCHASER RIGHTS AGREEMENT

Between

ATAI LIFE SCIENCES AG

- and -

INTELGENX TECHNOLOGIES CORP.

March 14, 2021

PURCHASER RIGHTS AGREEMENT

This Purchaser Rights Agreement (this "Agreement") is made the 14th day of March, 2021.

BETWEEN:

ATAI LIFE SCIENCES AG, a company incorporated and registered in the Federal Republic of Germany (the "Purchaser")

- and -

INTELGENX TECHNOLOGIES CORP., a corporation existing under the laws of Delaware (the "Company")

WHEREAS the Company and the Purchaser have entered into a securities purchase agreement (the "Purchase Agreement") pursuant to which the Purchaser has agreed to purchase a significant interest in the Company;

AND WHEREAS in consideration of the Purchaser's agreement to enter into and complete the transactions contemplated by the Purchase Agreement, the Company has agreed to grant the Purchaser certain additional rights as set out herein;

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Defined Terms

Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Purchase Agreement.

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Agreement" has the meaning set out in the recitals hereto.

"Board" means the board of directors of the Company.

"Common Shares" means shares of the Company's common stock.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Excluded Registration" means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

"Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

"Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

"Initial Closing" has the meaning given to such term in the Purchase Agreement.

"Parties" means the parties to this Agreement and "Party" means one of them.

"Purchaser Nominees" means such persons as are designated by the Purchaser to the Company in writing from time to time.

"Registrable Securities" means:

i. any Common Shares, or any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Purchaser after the date hereof; and

ii. any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) or (ii) above; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 4.10.

"registration" means either or both of: (a) the registration of securities under the Securities Act, and (b) the qualification of securities for distribution to the public pursuant to a prospectus filed under Canadian Securities Laws, and "register" and "registered" have correlative meanings.

"registration statement" means either or both of: (a) a registration statement filed under the Securities Act, and (b) a prospectus filed under Canadian Securities Laws, and any reference to a registration statement becoming effective includes the issuance of a final receipt or decision document under Canadian Securities Laws in respect of a prospectus filed under Canadian Securities Laws.

"SEC" means the United States Securities and Exchange Commission.

"SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

"SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Laws" has the meaning given to such term in the Purchase Agreement.

"Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Purchaser.

"Shareholders" means holders of the Common Shares.

"Purchase Agreement" has the meaning set out in the recitals hereto.

1.2 Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

a) the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

b) references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;

c) the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

d) words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

e) the word "including" is deemed to mean "including without limitation";

f) any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

g) any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

h) all dollar amounts refer to United States dollars;

i) all references to a percentage ownership of shares shall be calculated on a non-diluted basis, unless otherwise indicated;

j) any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

k) whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

ARTICLE 2
PURCHASER RIGHTS

2.1 Board Composition

The Purchaser shall be entitled from time to time to designate a number of Purchaser Nominees in the same proportion to the number of Board members as the Common Shares then held by the Purchaser bear to the issued and outstanding Common Shares at such time, rounding the number of Purchaser Nominees to the nearest whole number. The Parties agree that the Company will, in accordance with the preceding sentence and at the request of the Purchaser and as applicable, (i) subject to the Delaware General Corporate Law, increase the number of Board members to permit the appointment of the Purchaser Nominees, subject to ratification by Shareholders; and (ii) nominate, recommend for election and support the Purchaser Nominees for election to the Board in connection with each meeting of shareholders of the Company at which directors are to be elected, in the same manner as all other nominees proposed by the Company at such meeting, subject to the fiduciary duties of the Board and the requirements of Securities Laws and the rules of any securities exchange on which the Common Shares are then listed.

For so long as the Purchaser (including for the purposes of this sentence any of the Purchaser's affiliates) is the largest individual Shareholder, the Company shall not enter into any agreement or arrangement that would give any other Shareholder the right to nominate the same number or a greater number of directors to the Board than the Purchaser.

2.2 Status of Purchaser Nominees and Committee Participation

2.2.1 Subject to the provisions of Section 2.2.2 and to compliance with the independence requirements set forth in Section 2.3.1, the Purchaser Nominees shall not be restricted from participating on any committees of the Board and each committee of the Board shall include at least one Purchaser Nominee.

2.2.2 While serving on the Board and any committee thereof, each Purchaser Nominee shall:

2.2.2.1 be entitled to all the rights and privileges, and subject to all the obligations, of the other members of the Board and committee members, as applicable, including, without limitation, access to notices, consents, minutes, documents, and other information as is customarily provided to the other members of the Board and committee members, as applicable, and access to the Company's outside advisors;

2.2.2.2 agree to abide by the written policies of the Board and committees thereof and the written policies of the Company applicable to members of the Board, as the same may be adopted or amended, from time to time; and

2.2.3 be indemnified by the Company on the same terms as other members of the Board and will enter into director indemnification agreements in the form customarily entered into by the Company with its other directors, and each Purchaser Nominee shall also be entitled to the benefits of the Company's directors' and officers' liability insurance, as the same may exist, from time to time.

2.3 Conditions

Notwithstanding anything to the contrary in this Agreement:

2.3.1 each Purchaser Nominee shall, at all times while serving on the Board, meet the qualification requirements to serve as a director under the Delaware General Corporate Law, Securities Laws and the rules of any stock exchange on which the Common Shares are then listed and each Purchaser Nominee sitting on any committee of the Board shall meet any additional requirements, including independence requirements, required under Securities laws and the rules of any stock exchange on which the Common Shares are then listed to serve as a member of such committee.

2.3.2 No Purchaser Nominee may be a person (a "Disqualified Person") who: (i) has been convicted of a felony or a crime involving moral turpitude; or (ii) is not acceptable to any stock exchange on which the Common Shares are then listed or a securities regulatory authority having jurisdiction over the Company. No Purchaser Nominee is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.

2.3.3 if at any time any Purchaser Nominee ceases to satisfy the requirements set forth in this Section 2.3 or becomes a Disqualified Person, such Purchaser Nominee shall immediately tender his or her resignation from the Board, which the Board may accept or reject in its sole discretion.

2.4 Insurance

For so long as an Purchaser Board Member is serving on the Board, the Company shall use its commercially reasonable efforts to maintain a directors and officers liability insurance policy in an amount reasonably satisfactory to the Purchaser, and shall annually, within 120 days after the end of each fiscal year of the Company, deliver to the Purchaser a certification that such a directors and officers liability insurance policy remains in effect.

2.5 Information Rights

The Purchaser shall receive advance draft copies of the Company's financial statements and other information and commercially reasonable assistance of the Company in order to assist the Purchaser to timely make all required regulatory filings, including any filings of the Purchaser that may be required under Securities Laws.  Without limiting any of the foregoing, if the Purchaser reasonably determines that the Company is a significant subsidiary for purposes of applicable accounting standards, the Company shall provide the following information within the following timeframes:

a) within 45 calendar days of the end of each annual reporting period, advance draft copies of annual financial statements and accompanying management's discussion and analysis for the Company;

b) within 30 calendar days of the end of each interim reporting period, advance draft copies of interim financial statements and accompanying management's discussion and analysis for the Company;

c) within 30 calendar days of the end of each calendar year, a detailed annual budget for the forthcoming year;

d) any business plans or periodic internal reports on the financial condition of the Company sent to any of the Company's other investors; and

e) when filed, all income tax returns.

The Company shall permit the Purchaser, at the Purchaser's expense, to visit and inspect the Company's properties; examine its books of account and records; and discuss the Company's affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Subsection 2.5 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

The Purchaser agrees that information received under this Section 2.5 (the "Confidential Information") is subject to the following restrictions for a period of 18 months from the date of delivery of such Confidential Information under this Section 2.5:

(i) the Purchaser agrees that Purchaser will not, and will cause the Purchaser Nominees not to, publish or disclose, or allow to be published or disclosed, the Confidential Information to any person, except on a need-to-know basis to its directors, members, officers, affiliates, partners, employees, agents, financing partners, advisors or representatives (collectively, "Representatives"), who are bound by confidentiality obligations.  Notwithstanding the foregoing, the Purchaser shall be permitted to disclose Confidential Information in the event that such disclosure is: (x) approved by the prior written consent of the Company, or (y) is required pursuant to any applicable law, regulation, or the policies of any securities exchange, or by any subpoena, order or request issued by a court of competent jurisdiction or by a judicial, regulatory or governmental order or process.  In the event that the Purchaser is required to disclose Confidential Information pursuant to the provisions hereof, the Purchaser will, to the extent legally permissible and reasonably practicable, promptly notify the Company thereof so that the Company may at its election and sole expense seek a protective order or other appropriate remedy.  In the event that such protective or other order or remedy is not obtained, the Purchaser agrees to furnish only that portion of the Confidential Information which the Purchaser is advised by counsel is legally required to be disclosed; and

(ii) notwithstanding anything else in this Section 2.5 or this Agreement, the Purchaser shall not be obligated to keep confidential any Confidential Information that: (x) at the time of disclosure to the Purchaser under this this Section 2.5 or thereafter is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by the Purchaser or its Representatives in violation of this Agreement); (y) was available to the Purchaser from a source other than the Company or the Company's Representatives, provided that such source, to the Purchaser's knowledge after reasonable inquiry, is not and was not prohibited from disclosing such Confidential Information to the Purchaser by any legal, fiduciary or contractual obligation; or (z) has been independently developed by the Purchaser without violating any of its obligations under this Agreement.

The Parties acknowledge that the information the Company is required to provide to the Purchaser under this Agreement may contain or constitute price sensitive information and/or material non-public information under applicable Securities Laws, and the receipt of such information may prohibit the Purchaser from trading the Company's Common Shares for a period of time after receipt. The Purchaser will advise its affiliates and representatives who are provided such information, that applicable Securities Laws prohibit any person who has received from an issuer material, non-public information from trading in the securities of such issuer or from communicating such information to any other person.

ARTICLE 3
REGISTRATION RIGHTS

3.1 Demand Registration

(a) If at any time after the date of this Agreement, the Company receives a request from the Purchaser that the Company file a Form S-1 registration statement and a Canadian prospectus with respect to at least  Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall as soon as practicable, and in any event within 30 days after the date such request is given by the Purchaser, file a Form S-1 registration statement and a Canadian prospectus, covering all Registrable Securities that the Purchaser requested to be registered, subject to the limitations of Subsections 3.1(c) and 3.3.

(b) If at any time when it is eligible to use a Form S-3 registration statement and a Canadian short-form prospectus, the Company receives a request from the Purchaser that the Company file a Form S-3 registration statement and Canadian short-form prospectus with respect to outstanding Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall as soon as practicable, and in any event within 45 days after the date such request is given by the Purchaser, file a Form S-3 registration statement and a Canadian short-form prospectus covering all Registrable Securities requested to be included in such registration by the Purchaser, subject to the limitations of Subsections 3.1(c) and 3.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to the Purchaser requesting a registration pursuant to this Subsection 3.1 a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its Shareholders for such registration statement or Canadian prospectus to either become effective or remain effective for as long as such registration statement or Canadian prospectus otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Laws, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 30 days after the request of the Purchaser is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register or qualify any securities for its own account or that of any other Shareholder during such 30-day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration or prospectus filing pursuant to Subsection 3.1(a), (i) during the period that is 60 days before the Company's good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration or prospectus filing, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement or prospectus to become effective; (ii) after the Company has effected three registrations pursuant to Subsection 3.1(a); or (iii) if the Purchaser proposes to dispose of Registrable Securities that may be immediately registered on Form S-3 and a Canadian short-form prospectus pursuant to a request made pursuant to Subsection 3.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration or prospectus filing pursuant to Subsection 3.1(b), (i) during the period that is 30 days before the Company's good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration or prospectus, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement or prospectus to become effective; or (ii) if the Company has effected three registrations pursuant to Subsection 3.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as "effected" for purposes of this Subsection 3.1(d) until such time as the applicable registration statement has been declared effective by the SEC or a final receipt or decision document is issued in respect of the applicable Canadian prospectus, unless the Purchaser withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to Subsection 3.6, in which case such withdrawn registration shall be counted as "effected" for purposes of this Subsection 3.1(d), provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 3.1(c), then the Purchaser may withdraw its request for registration and such registration will not be counted as "effected" for purposes of this Subsection 3.1(d).

(e) For purposes of this Agreement, a concurrent filing of a registration statement and a Canadian prospectus will be considered a single registration.

3.2 Company Registration

If the Company proposes to register (including, for this purpose, a registration effected by the Company for Shareholders other than the Purchaser) any of its Common Shares under Securities Laws in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Purchaser notice of such registration. Upon the request of the Purchaser given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 3.3, cause to be registered all of the Registrable Securities that the Purchaser has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 3.3 before the effective date of such registration, whether or not the Purchaser has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 3.6.

3.3 Underwriting Requirements

(a) If, pursuant to Subsection 3.1, the Purchaser intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Subsection 3.1. The underwriter(s) will be selected by the Purchaser and shall be reasonably acceptable to the Board. The Purchaser shall (together with the Company as provided in Subsection 3.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that neither the Purchaser nor any of its assignees shall be required to make any representations, warranties or indemnities except as they relate to the Purchaser's ownership of shares and authority to enter into the underwriting agreement and to the Purchaser's intended method of distribution, and the liability of the Purchaser shall be limited to an amount equal to the net proceeds from the offering received by the Purchaser.

(b) In connection with any offering involving an underwriting of the Company's shares pursuant to Subsection 3.2, the Company shall not be required to include any of the Purchaser's Registrable Securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities requested by the Purchaser to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

(c) For purposes of Subsection 3.1, a registration shall not be counted as "effected" if, as a result of an exercise of the underwriter's cutback provisions in this Subsection 3.3, fewer than 50% of the total number of Registrable Securities that the Purchaser requested to be included in such registration are actually included.

3.4 Obligations of the Company

Whenever required under this Article 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC and Canadian securities regulators, as applicable, a registration statement and Canadian prospectus with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement and Canadian prospectus to become effective and, upon the request of the Purchaser, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Purchaser refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 or a Canadian short-form prospectus that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules and Canadian Securities Laws, such 120-day period shall be extended for up to 60 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC and Canadian securities regulators, as applicable, such amendments and supplements to such registration statement and Canadian prospectus as may be necessary to comply with Securities Laws in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the Purchaser such numbers of copies of a prospectus, including a preliminary prospectus, as required by Securities Laws, and such other documents as the Purchaser may reasonably request in order to facilitate its disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement and prospectus under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Purchaser; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Laws;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement and Canadian prospectus to be listed on a national Canadian or U.S. (as determined by the Company) securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the Purchaser, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Purchaser, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify the Purchaser, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify the Purchaser of any request by the SEC or Canadian securities regulators that the Company amend or supplement such registration statement or Canadian prospectus.

3.5 Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 3 with respect to the Registrable Securities that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Registrable Securities.

3.6 Expenses of Registration

All reasonable expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article 3, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of counsel for the Purchaser, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 3.1 if the registration request is subsequently withdrawn (in which case the Purchaser shall bear such expenses), unless the Purchaser agrees to its their right to one registration pursuant to Subsections 3.1(a) or 3.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Purchaser shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Purchaser at the time of its request and have withdrawn the request with reasonable promptness after learning of such information then the Purchaser shall not be required to pay any of such expenses and shall not forfeit its right to one registration pursuant to Subsections 3.1(a) or 3.1(b).

3.7 Indemnification

If any Registrable Securities are included in a registration statement under this Article 3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each of the Purchaser, and the officers, directors, and shareholders of the Purchaser; legal counsel and accountants for the Purchaser; any underwriter (as defined in the Securities Act or under Canadian Securities Laws) for the Purchaser; and each person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act or Canadian Securities Laws, against any damages, and the Company will pay to the Purchaser, underwriter, controlling person, or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 3.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser, underwriter, controlling person, or other aforementioned person expressly for use in connection with such registration.

(b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement and/or prospectus, each person (if any), who controls the Company within the meaning of the Securities Act or applicable Canadian Securities Laws, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act or applicable Canadian Securities Laws) against any damages, in each case only to the extent that such damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser expressly for use in connection with such registration; and the Purchaser will pay to the Company and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 3.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Purchaser by way of indemnity or contribution under Subsections 3.7(b) and 3.7(d) exceed the proceeds from the offering received by the Purchaser (net of any Selling Expenses).

(c) Promptly after receipt by an indemnified party under this Subsection 3.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 3.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 3.7, to the extent that such failure materially prejudices the indemnifying party's ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 3.7.

(d) To provide for just and equitable contribution to joint liability under the Securities Act and Canadian Securities Laws in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 3.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 3.7 provides for indemnification in such case, or (ii) contribution under the Securities Act and Canadian Securities Laws may be required on the part of any party hereto for which indemnification is provided under this Subsection 3.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Purchaser pursuant to the applicable registration statement or prospectus, and (y) no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Purchaser's liability pursuant to this Subsection 3.7(d), when combined with the amounts paid or payable by the Purchaser pursuant to Subsection 1.1(b), exceed the proceeds from the offering received by the Purchaser (net of any Selling Expenses).

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Purchaser under this Subsection 3.7 shall survive the completion of any offering of Registrable Securities in a registration under this Article 3, and otherwise shall survive the termination of this Agreement.

3.8 Resale of Securities.

With a view to making available to the Purchaser the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall, following a registration under the Securities Act:

(a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Purchaser, so long as the Purchaser owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time that the Company so qualifies to use such form).

At any time that the Purchaser seeks to rely on the provisions of National Instrument 45-102 or any successor instrument promulgated by the Canadian securities regulators ("NI 45-102") to resell its Registrable Securities under Canadian Securities Laws, the Company shall ensure that the Company is not in default of Canadian Securities Laws of the Canadian jurisdictions in which the Company is a reporting issuer, and otherwise take such steps as are required to satisfy the other requirements of NI 45-102.

3.9 Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Purchaser, which shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder.

ARTICLE 4
OTHER PROVISIONS

4.1 Termination

This Agreement shall terminate upon the earlier of the mutual written consent of the parties or the date on which the Purchaser cease to hold, in the aggregate, at least 10% of the issued and outstanding Common Shares.  Notwithstanding the foregoing, the Purchaser's restrictions with respect to Confidential Information set forth in Section 2.5 shall survive any expiration or termination of this Agreement for a period of one year from the date of such expiration or termination, even after the return or destruction of Confidential Information by the Purchaser.

4.2 Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

in the case of the Purchaser:

ATAI Life Sciences AG
c/o Mindspace
Krausenstrasse 9-10
10117 Berlin, Germany

Attention:  Florian Brand and Ryan Barrett
Email:  florian@atai.life and ryan@atai.life

with a copy to (which shall not constitute notice):

Torys LLP

Suite 3000, 79 Wellington Street West

Box 270, TD Centre

Toronto, Ontario M5K 1N2, Canada

Attention:  Cheryl Reicin

Email: creicin@torys.com

in the case of the Company:

IntelGenx Technologies Corp.
6420 Rue Abrams
Saint-Laurent (Quebec) H4S 1Y2, Canada

Attention:  Dr. Horst G. Zerbe

Email: horst@intelgenx.com

with copies to (which shall not constitute notice):

IntelGenx Technologies Corp.
6420 Rue Abrams
Saint-Laurent (Quebec) H4S 1Y2, Canada

Attention:  Tommy Kenny

Email: tommy@intelgenx.com

and

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, ON M5J 2S1, Canada

Attention:  James Guttman

Email: guttman.james@dorsey.com

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. local time at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

Any Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 4.2.

4.3 Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to conflicts of law principles.

4.4 Submission to Jurisdiction

Each of the parties irrevocably and unconditionally (a) submits to the non-exclusive jurisdiction of the courts of the State of New York over any action or proceeding arising out of or relating to this Agreement, (b) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (c) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

4.5 Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, this Agreement shall be interpreted as if such provision had not been a part hereof so that the invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remainder of this Agreement which shall be construed as if this Agreement had been executed without such provision. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.

4.6 Entire Agreement

This Agreement, except as otherwise expressly stated herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement.

4.7 English Language

This Agreement is in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given under this Agreement, and all written, electronic, oral or other communications between the Parties regarding this Agreement, shall be in the English language.

4.8 Amendments

This Agreement may not be changed, amended or modified in any manner, except pursuant to an instrument in writing signed on behalf of each of the parties.

4.9 Waivers

The failure by any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision unless such waiver is acknowledged in writing, nor shall such failure affect the validity of this Agreement or any part thereof or the right of a party to enforce each and every provision. No waiver of any provision of this Agreement shall be held to be a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

4.10 Assignment

No Party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other Party, such consent to be in their sole discretion.

4.11 Third Party Beneficiaries

Except as expressly provided otherwise herein, this Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision in this Agreement be enforced by, any other person.

4.12 Expenses

Each Party shall bear its own expenses in connection with this Agreement except as provided herein.

4.13 Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed in one or more counterparts and by the parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first above written.

ATAI LIFE SCIENCES AG
By:	/s/ Florian Brand
Name: Florian Brand Title: Chief Executive Officer

By:	/s/ Greg Weaver
Name: Greg Weaver Title: Chief Financial Officer

INTELGENX TECHNOLOGIES CORP.
By:	/s/ Horst Zerbe
Name: Horst G. Zerbe Title: Chief Executive Officer

[Purchaser Rights Agreement]